UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2012

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)          On June 21, 2012, the stockholders of Rite Aid approved the adoption of the Rite Aid Corporation 2012 Omnibus Equity Plan (the “2012 Plan”), which was previously approved by Rite Aid’s Compensation Committee and Board of Directors.  The 2012 Plan provides for the issuance of a maximum of 28,500,000 shares of Rite Aid Common Stock in connection with the grant of stock options (including both incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code and nonqualified options, which are options that do not qualify as ISOs), stock appreciation rights, restricted stock, phantom units, stock bonus awards, and other equity-based awards valued in whole or in part by reference to, or otherwise based on, Rite Aid’s Common Stock.

A summary of the 2012 Plan was included in Rite Aid’s definitive proxy statement filed with the Securities and Exchange Commission on May 25, 2012 (the “Definitive Proxy Statement”) in connection with the 2012 Annual Meeting of Stockholders, under the section entitled “Description of Principal Features of the 2012 Plan” beginning on page 30 of the Definitive Proxy Statement.  The summary of the 2012 Plan in the Definitive Proxy Statement is qualified in its entirety by reference to the full text of the 2012 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Rite Aid held its 2012 Annual Meeting of Stockholders on June 21, 2012.  The following is a summary of the matters voted on at that meeting.

(a)         The stockholders elected Rite Aid’s nominees to the Board of Directors.  The persons elected to Rite Aid’s Board of Directors and the number of shares cast for, the number against, the number abstaining and broker non-votes, with respect to each of these persons, were as follows:

Name	For	Against	Abstain	Broker Non- Votes
Joseph B. Anderson, Jr.	588,247,672	38,518,572	1,405,197	227,684,562
François J. Coutu	617,071,982	9,763,341	1,336,118	227,684,562
Michel Coutu	608,593,469	18,221,724	1,356,248	227,684,562
James L. Donald	610,783,782	15,940,454	1,447,205	227,684,562
David R. Jessick	618,681,126	8,039,292	1,451,023	227,684,562
Michael N. Regan	618,752,544	8,018,451	1,400,446	227,684,562
Mary F. Sammons	616,924,961	9,995,551	1,250,929	227,684,562
John T. Standley	613,477,597	13,396,485	1,297,359	227,684,562
Marcy Syms	609,167,301	17,654,318	1,349,822	227,684,562

In addition, the holders of the 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock and 6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock, voting together as a single class, separately from the holders of Common Stock, elected John M. Baumer to the Board of Directors.

(b)         The stockholders ratified the appointment of Deloitte & Touche LLP as Rite Aid’s independent registered public accounting firm.  The number of shares cast in favor of the ratification of Deloitte & Touche LLP, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
834,569,433	17,078,618	4,207,952	0

(c)          The stockholders approved, on an advisory basis, the compensation of Rite Aid’s Named Executive Officers as set forth in Rite Aid’s proxy statement for the 2012 Annual Meeting of Stockholders.  The number of shares cast in favor of the compensation of Rite Aid’s Named Executive Officers, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
482,808,705	142,199,828	3,162,908	227,684,562

(d)         The stockholders approved the adoption of the 2012 Plan.  The number of shares cast in favor of the 2012 Plan, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
499,112,734	125,882,237	3,176,470	227,684,562

(e)      The stockholders did not approve a stockholder proposal relating to a policy on gross-up payments.  The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
154,228,689	470,327,439	3,615,313	227,684,562

(f)           The stockholders did not approve a stockholder proposal relating to performance award metrics.  The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
129,626,836	486,222,259	12,322,346	227,684,562

(g)          The stockholders did not approve a stockholder proposal relating to the relationships of the directors.  The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
19,992,781	605,087,879	3,090,781	227,684,562

(h)         The stockholders did not approve a stockholder proposal relating to a compensation clawback policy introduced from the floor by Mr. Steven Krol.  The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
257,916	627,913,525	0	227,684,562

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Rite Aid Corporation 2012 Omnibus Equity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 25, 2012
	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Rite Aid Corporation 2012 Omnibus Equity Plan